Shareholder Meetings

  The shareholders of each Portfolio voted on the following proposal, which was approved at a special shareholders meeting on September 7, 2007 for shareholders of record as of June 25, 2007. This proposal was part of the reorganization of the Fund's Board of Trustees to take effect on or about November 1, 2007. A description of the proposal and number of shares voted were as follows:


                  LIFECYCLE PREPARED 2010         LIFECYCLE PREPARED 2015

To elect the Fund's Board of Trustees.
                      Votes For  Votes Withheld     Votes For  Votes Withheld
James H. Bodurtha        6,000        -              6,000            -
Bruce R. Bond            6,000        -              6,000            -
Donald W. Burton         6,000        -              6,000           -
Richard S. Davis         6,000        -              6,000            -
Stuart E. Eizenstat      6,000        -              6,000            -
Laurence D. Fink         6,000        -              6,000            -
Kenneth A. Froot         6,000        -              6,000            -
Henry Gabbay             6,000        -              6,000            -
Robert M. Hernandez      6,000        -              6,000            -
John F. O'Brien          6,000        -              6,000            -
Roberta Cooper Ramo      6,000        -              6,000            -
Jean Margo Reid          6,000        -              6,000            -
David H. Walsh           6,000        -              6,000            -
Fred G. Weiss            6,000        -              6,000            -
Richard R. West          6,000        -              6,000            -

                     LIFECYCLE PREPARED 2020        LIFECYCLE PREPARED 2025

To elect the Fund's Board of Trustees.
                    Votes For  Votes Withheld     Votes For  Votes Withheld
James H. Bodurtha       6,000         -              6,000            -
Bruce R. Bond           6,000         -              6,000            -
Donald W. Burton        6,000         -              6,000            -
Richard S. Davis        6,000         -              6,000            -
Stuart E. Eizenstat     6,000         -              6,000            -
Laurence D. Fink        6,000         -              6,000            -
Kenneth A. Froot        6,000         -              6,000            -
Henry Gabbay            6,000         -              6,000            -
Robert M. Hernandez     6,000         -              6,000            -
John F. O'Brien         6,000         -              6,000            -
Roberta Cooper Ramo     6,000         -              6,000            -
Jean Margo Reid         6,000         -              6,000            -
David H. Walsh          6,000         -              6,000            -
Fred G. Weiss           6,000         -              6,000            -
Richard R. West         6,000         -              6,000            -

                    LIFECYCLE PREPARED 2030        LIFECYCLE PREPARED 2035

To elect the Fund's Board of Trustees.
                    Votes For  Votes Withheld    Votes For  Votes Withheld
James H. Bodurtha     6,000         -              6,000              -
Bruce R. Bond         6,000         -              6,000              -
Donald W. Burton      6,000         -              6,000              -
Richard S. Davis      6,000         -              6,000              -
Stuart E. Eizenstat   6,000         -              6,000              -
Laurence D. Fink      6,000         -              6,000              -
Kenneth A. Froot      6,000         -              6,000              -
Henry Gabbay          6,000         -              6,000              -
Robert M. Hernandez   6,000         -              6,000              -
John F. O'Brien       6,000         -              6,000              -
Roberta Cooper Ramo   6,000         -              6,000              -
Jean Margo Reid       6,000         -              6,000              -
David H. Walsh        6,000         -              6,000              -
Fred G. Weiss         6,000         -              6,000              -
Richard R. West       6,000         -              6,000              -

                     LIFECYCLE PREPARED 2040         LIFECYCLE PREPARED 2045

To elect the Fund's Board of Trustees.
                     Votes For  Votes Withheld     Votes For  Votes Withheld

James H. Bodurtha     6,000         -                6,000            -
Bruce R. Bond         6,000         -                6,000            -
Donald W. Burton      6,000         -                6,000            -
Richard S. Davis      6,000         -                6,000            -
Stuart E. Eizenstat   6,000         -                6,000            -
Laurence D. Fink      6,000         -                6,000            -
Kenneth A. Froot      6,000         -                6,000            -
Henry Gabbay          6,000         -                6,000            -
Robert M. Hernandez   6,000         -                6,000            -
John F. O'Brien       6,000         -                6,000            -
Roberta Cooper Ramo   6,000         -                6,000            -
Jean Margo Reid       6,000         -                6,000            -
David H. Walsh        6,000         -                6,000            -
Fred G. Weiss         6,000         -                6,000            -
Richard R. West       6,000         -                6,000            -

                         LIFECYCLE PREPARED 2050

To elect the Fund's Board of Trustees.
                       Votes For     Votes Withheld
James H. Bodurtha       6,000              -
Bruce R. Bond           6,000              -
Donald W. Burton        6,000              -
Richard S. Davis        6,000              -
Stuart E. Eizenstat     6,000              -
Laurence D. Fink        6,000              -
Kenneth A. Froot        6,000              -
Henry Gabbay            6,000              -
Robert M. Hernandez     6,000              -
John F. O'Brien         6,000              -
Roberta Cooper Ramo     6,000              -
Jean Margo Reid         6,000              -
David H. Walsh          6,000              -
Fred G. Weiss           6,000              -
Richard R. West         6,000              -